Exhibit 10.27.14

AMENDMENT NUMBER TWELVE TO THE
METLIFE PLAN FOR TRANSITION ASSISTANCE FOR GRADES 14 AND ABOVE
(Amended and Restated Effective April 1, 2014)
THE METLIFE PLAN FOR TRANSITION ASSISTANCE FOR GRADES 14 AND ABOVE (the “Plan”) is hereby amended, effective as the closing date of the Stock Purchase Agreement between MetLife Group, Inc. and Farmer’s Group, Inc., dated December 11, 2020 (the “Agreement”), which is April 7, 2021, to clarify the treatment of severance under the Plan related to the Agreement; and, effective March 1, 2021, to correct a scrivener’s error in Amendment #11 to the Plan, as follows:
1.    Effective April 7, 2021, Section 1.4.09 of the Plan is hereby amended, by adding the following new subsection (j) to read as follows:
“(j)    Notwithstanding any provision of this Section 1.4.09 of the Plan to the contrary and in accordance with and subject to Section 8.4 of the Plan, “Employee” shall not include any employee who is defined as a “Farmer’s Employee” in Section 8.4 of the Plan.”
2.    Effective March 1, 2021, Amendment #11 is hereby amended to change the reference to “Service” from Section 1.4.20 to Section 1.4.19.
3.    Effective April 7, 2021, new Section 8.4 of the Plan is hereby added to read as follows:
“§8.4    Sale of the MetLife Property and Casualty Company
(a)Notwithstanding any other provision of the Plan, an Employee at Grade 14 or above who is offered employment by the Buyer as part of the Stock Purchase Agreement between MetLife Group, Inc. and Farmer’s Group, Inc. dated December 11, 2020 (the “Agreement”) whose closing date is April 7, 2021, where the Buyer is defined in such Agreement, regardless of whether such Employee actually becomes an employee of the Buyer, (hereinafter called a “Farmer’s Employee”) shall be deemed to not satisfy the definition of a Job Elimination under Section 1.4.11 of the Plan.

(b)No Farmer’s Employee shall be granted Severance Pay on account of the transfer of employment to the Buyer.

(c)Notwithstanding any other provision of the Plan, in the event that the Agreement referenced in Section 8.4(a) does not close and the sale does not occur, this entire Section 8.4 shall be null and void.”

IN WITNESS WHEREOF, the Company has caused this Amendment to be adopted this 7th day of April 2021.

METLIFE GROUP, INC.

_/s/ Andrew Bernstein_______________________
Andrew Bernstein, Plan Administrator

Witness:__/s/ Celia Donald___________________